Exhibit 99.1

WisdomTree Announces Fourth Quarter 2016 Results

$0.02 diluted EPS for the quarter, or $0.03 as adjusted

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – February 3, 2017 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $2.5 million or $0.02 diluted EPS in the fourth quarter. Excluding a goodwill impairment charge of $1.7 million, adjusted net income (a non-GAAP measure1) was $4.2 million1 or $0.03 per share1. This compares to net income of $20.5 million or $0.15 diluted EPS in the fourth quarter of last year and net income of $8.0 million or $0.06 diluted EPS in the third quarter of 2016.

WisdomTree CEO and President Jonathan Steinberg said, “Negative sentiment around our two largest exposures in 2016 overshadowed several noteworthy accomplishments. From an asset gathering standpoint we generated a record $1.9 billion of inflows into our U.S. Equity suite in addition to launching the industry’s most successful new ETF - the WisdomTree Dynamic Currency Hedged International Equity ETF (DDWM).”

Mr. Steinberg added, “The industry is rapidly evolving and we continue to make the global investments necessary in products, people and technology to be a beneficiary of change. During 2016, we enhanced our distribution capabilities including key hires in the institutional and retirement channels, we invested in tools and technology including partnering with and taking a minority stake in AdvisorEngine, and we further expanded our global reach with the launch of locally listed funds in Canada and the buyout of the remaining minority stake in WisdomTree Europe.”

Mr. Steinberg concluded, “Despite the challenges of 2016, we’ve laid the foundation and fundamentals for a successful 2017, and beyond.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Sept. 30, 2016	Dec. 31, 2015
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$40.2	$37.7	$51.6	6.5%	(22.2%)
Net inflows/(outflows)	$0.1	$(2.4)	$(2.6)	n/a	n/a
Average AUM	$38.3	$38.7	$56.6	(1.2%)	(32.4%)
Average advisory fee	0.50%	0.51%	0.52%	(0.01)	(0.02)
Market share of industry inflows	0.1%	n/a	n/a	n/a	n/a
European listed ETPs ($, in millions):
AUM	$1,024.3	$1,018.8	$773.9	0.5%	32.4%
Net inflows/(outflows)	$(25.8)	$33.1	$205.3	n/a	n/a
Average advisory fee	0.66%	0.66%	0.70%	—	(0.04)
Canadian listed ETFs ($, in millions):
AUM	$68.6	$68.4	$—	0.3%	n/a
Net inflows	$—	$68.5	$—	n/a	n/a
Average advisory fee	0.52%	0.52%	n/a	—	n/a
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Total revenues	$50.8	$51.8	$76.5	(1.9%)	(33.6%)
Net income	$2.5	$8.0	$20.5	(68.9%)	(87.9%)
Diluted earnings per share	$0.02	$0.06	$0.15	$(0.04)	$(0.13)
Pre-tax margin	16.8%	27.5%	46.7%	-10.7	-29.9
Non-GAAP[1]:
Net income, as adjusted	$4.2	—	—	—	—
Diluted earnings per share, as adjusted	$0.03	—	—	—	—
Pre-tax margin, as adjusted	20.1%	—	—	—	—
U.S. Business segment
Gross margin[1]	81.2%	81.0%[2]	85.6%	0.2	-4.4
Pre-tax margin	27.4%	34.1%[2]	52.1%	-6.7	-24.7

Recent Business Developments

Company News

•	In November 2016, the Company announced it made a strategic investment in AdvisorEngine, a digital wealth management platform.

•	In December 2016, the Company announced it was named Best Place to Work in Money Management by Pensions & Investments for the second year in a row and earned a spot on Crain’s Best Places to Work in New York City list for 2016.

U.S. Listed Product News

•	In November 2016, the Company announced the launch of the WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Fund (DHDG).

•	In December 2016, the Company announced the WisdomTree U.S. Quality Dividend Growth Fund (DGRW) surpassed $1 billion in assets.

•	In January 2017, the Company announced the addition of the WisdomTree CBOE S&P 500 PutWrite Strategy Fund (PUTW) on Schwab ETF OneSourceTM; and the ETF share splits of the WisdomTree SmallCap Earnings Fund (EES) and the WisdomTree MidCap Earnings Fund (EZM).

European Listed Product News

•	In November 2016, the Company announced the launch of the following products:

•	The ICBCCS WisdomTree S&P China 500 UCITS ETF on the Borsa Italiana and the Deutsche Börse;

•	The distributing share classes for the WisdomTree US Quality Dividend Growth UCITS ETF, the WisdomTree Global Quality Dividend Growth UCITS ETF and the WisdomTree Eurozone Quality Dividend Growth UCITS ETF on the London Stock Exchange;

•	The first Italian Banks product on the Borsa Italiana – the Boost FTSE MIB Banks ETP;

•	The EUR hedged share class of the WisdomTree US Equity Income UCITS ETFs on the Deutsche Börse and the Borsa Italiana, and the GBP hedged share class on the London Stock Exchange; and

•	The accumulating share classes of the WisdomTree US Equity Income UCITS ETF, the WisdomTree Europe SmallCap Dividend UCITS ETF, and the WisdomTree Emerging Markets Equity Income UCITS ETF on the Borsa Italiana and the Deutsche Börse, and the WisdomTree Europe Equity Income UCITS ETF on the Borsa Italiana.

•	In December 2016, the Company announced the launch of the following products:

•	The GBP and EUR hedged shares classes of the WisdomTree US Equity Income UCITS ETF on the SIX Swiss Exchange; and

•	The accumulating share classes of the WisdomTree Europe Equity UCITS ETF, the WisdomTree Europe Equity Income UCITS ETF, the WisdomTree US Equity Income UCITS ETF, the WisdomTree Europe SmallCap Dividend UCITS ETF, and the WisdomTree Emerging Markets Equity Income UCITS ETF on the SIX Swiss Exchange.

•	In January 2017, the Company announced the appointments of Altaf Cassam as Head of Compliance in Europe and Jason Guthrie as Director of Capital Markets in Europe.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $40.2 billion at December 31, 2016, up 6.5% from September 30, 2016 primarily due to $2.3 billion of market appreciation. U.S. listed AUM was down 22.2% from December 31, 2015 primarily due to net outflows in 2016. Net outflows were primarily in our two largest funds, HEDJ and DXJ.

European listed AUM was $1.0 billion at December 31, 2016, largely unchanged from September 30, 2016 as market appreciation was offset by net outflows. European listed AUM was up 32.4% from December 31, 2015 primarily due to net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 95% of the $37.1 billion invested in our ETFs and 69% (52 of 75) of our ETFs outperformed their comparable Morningstar average since inception as of December 31, 2016.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Revenues

Total revenues decreased 33.6% from the fourth quarter of 2015 and 1.9% from the third quarter of 2016 due to declines in our average AUM primarily in our two largest ETFs. Our average U.S. advisory fee decreased to 0.50% from 0.51% during the quarter due to changes in product mix.

Margins

Gross margin for our U.S. Business segment, which is U.S. total revenues less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, was 81.2%1 in the fourth quarter of 2016 as compared to 85.6%1 in the fourth quarter of 2015 and 81.0%1 2 in the third quarter of 2016. The decline from the prior year was due to lower average AUM partly offset by lower expenses.

Pre-tax margin was 16.8% in the fourth quarter of 2016 (as adjusted, 20.1%1, (a non-GAAP measure)) as compared to 46.7% in the fourth quarter of 2015 and 27.5% in the third quarter of 2016. Pre-tax margin for our U.S. Business segment was 27.4% in the fourth quarter of 2016 as compared to 52.1% in the fourth quarter of 2015 and 34.1%2 in the third quarter of 2016.

Expenses

Total expenses were $42.3 million for the fourth quarter of 2016 (including a goodwill impairment charge of $1.7 million), up 3.7% from the fourth quarter of 2015 and up 12.6% from the third quarter of 2016.

•	Compensation and benefits expense increased 18.1% from the fourth quarter of 2015 to $18.4 million primarily due to higher headcount related expenses, higher accrued incentive compensation and higher stock-based compensation due to equity awards we granted as part of 2015 incentive compensation. This expense increased 19.8% from the third quarter of 2016 primarily due to changes in accrued incentive compensation. Due to the significant decline in our incentive compensation pool from 2015 levels, we awarded a greater portion of our employees’ incentive compensation in cash versus stock. This shift in compensation payout mix resulted in the recognition of $3.1 million of additional compensation expense. Our headcount was 155 in the U.S. and 209 globally at the end of the quarter.

•	Fund management and administration expense declined 7.7% from the fourth quarter of 2015 to $10.0 million primarily due to lower fund costs for our U.S. listed ETFs as a result of lower average AUM. This expense was essentially unchanged from the third quarter of 2016. We had 94 U.S. listed ETFs, 105 European ETPs and 6 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense increased 17.8% from the fourth quarter of 2015 to $3.6 million primarily due to higher levels of marketing related activities globally. This expense was essentially unchanged from the third quarter of 2016.

•	Sales and business development expense increased 14.6% from the fourth quarter of 2015 to $3.2 million primarily due to higher spending on sales related activities. This expense was essentially unchanged from the third quarter of 2016.

•	Professional and consulting fees decreased 40.0% from the fourth quarter of 2015 to $1.5 million primarily due to lower recruiting and technology expenses. This expense increased 40.8% from the third quarter of 2016 primarily due to our investment in AdvisorEngine in November 2016.

•	Occupancy, communications and equipment expense was essentially unchanged from the fourth quarter of 2015. This expense decreased 12.9% from the third quarter of 2016 to $1.3 million primarily due to lower real estate taxes on our U.S. office space.

•	Depreciation and amortization expense was essentially unchanged from the fourth quarter of 2015 and the third quarter of 2016.

•	Third-party sharing arrangements expense decreased 50.0% from the fourth quarter of 2015 to $0.6 million primarily due to lower fees to our third party marketing agent in Latin America. This expense was essentially unchanged from the third quarter of 2016.

•	A goodwill impairment charge of $1.7 million was recorded in the fourth quarter of 2016, related to an interim impairment test performed on the goodwill previously recognized in connection with the Company’s acquisition of U.K. based ETP sponsor, Boost, in April 2014.

•	Other expense was essentially unchanged from the fourth quarter of 2015 and the third quarter of 2016.

•	Our effective income tax rate for the fourth quarter of 2016 was 70.9%, which resulted in income tax expense of $6.0 million. Our tax rate differs from the federal statutory tax rate of 35% primarily due to a valuation allowance on our foreign net operating losses, the goodwill impairment charge (which is non-deductible) and state and local income taxes.

Balance Sheet

During the fourth quarter of 2016, the Company invested $57.6 million of cash and cash equivalents in an available-for-sale portfolio of short-duration investment grade corporate bonds.

As of December 31, 2016, the Company had total assets of $249.8 million which consisted primarily of cash and cash equivalents of $92.7 million, securities owned of $58.9 million, securities held-to-maturity of $22.5 million, investments of $20.0 million and accounts receivable of $17.7 million. There were approximately 136.5 million shares of common stock outstanding as of December 31, 2016. Fully diluted weighted average shares outstanding were 135.4 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on March 1, 2017 to stockholders of record as of the close of business on February 15, 2017.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, February 3, 2017 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Financial growth in recent years may not provide an accurate representation of the financial growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from two products – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the AUM of these funds, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $41.8 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Amounts previously reported for our U.S. Business segment for the three months ended September 30, 2016 have been adjusted to exclude the results of our Canadian operations which are included in our International Business segment as of and for the period ended December 31, 2016.

Contact Information:

Investor Relations

WisdomTree Investments, Inc.

Jason Weyeneth, CFA

+1.917.267.3858

jweyeneth@wisdomtree.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom / Melissa Chiles

+1.917.267.3735 / +1.917.267.3797

jzaloom@wisdomtree.com / mchiles@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015	% Change
Revenues:
Advisory fees	$50,366	$51,553	$76,235	-2.3%	-33.9%	$218,465	$297,944	-26.7%
Other income	432	236	254	83.1%	70.1%	981	998	-1.7%

Total revenues	50,798	51,789	76,489	-1.9%	-33.6%	219,446	298,942	-26.6%
Expenses:
Compensation and benefits	18,366	15,328	15,551	19.8%	18.1%	63,263	73,228	-13.6%
Fund management and administration	10,046	10,372	10,887	-3.1%	-7.7%	41,083	42,782	-4.0%
Marketing and advertising	3,645	3,600	3,094	1.3%	17.8%	15,643	13,371	17.0%
Sales and business development	3,181	3,075	2,775	3.4%	14.6%	12,537	9,189	36.4%
Professional and consulting fees	1,457	1,035	2,430	40.8%	-40.0%	6,692	7,067	-5.3%
Occupancy, communications and equipment	1,279	1,469	1,255	-12.9%	1.9%	5,211	4,299	21.2%
Depreciation and amortization	327	332	310	-1.5%	5.5%	1,305	1,006	29.7%
Third-party sharing arrangements	589	622	1,178	-5.3%	-50.0%	2,827	2,443	15.7%
Goodwill impairment	1,676	—	—	n/a	n/a	1,676	—	n/a
Acquisition payment	—	—	1,492	n/a	n/a	6,738	2,185	208.4%
Other	1,723	1,731	1,823	-0.5%	-5.5%	6,909	6,187	11.7%

Total expenses	42,289	37,564	40,795	12.6%	3.7%	163,884	161,757	1.3%

Income before taxes	8,509	14,225	35,694	-40.2%	-76.2%	55,562	137,185	-59.5%
Income tax expense	6,032	6,270	15,164	-3.8%	-60.2%	29,407	57,133	-48.5%

Net income	$2,477	$7,955	$20,530	-68.9%	-87.9%	$26,155	$80,052	-67.3%

Net income per share – basic	$0.02	$0.06	$0.15			$0.19	$0.58
Net income per share – diluted	$0.02	$0.06	$0.15			$0.19	$0.58
Weighted average common shares – basic	133,985	134,046	136,772			134,401	137,242
Weighted average common shares – diluted	135,373	135,190	138,224			135,539	138,825

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following table sets forth the pre-tax operating results for the fourth quarter of 2016 of the Company’s U.S. Business and International Business segments. The U.S. Business segment represents the results of the Company’s U.S. operations and Japan sales office. The results of the Company’s European and Canadian operations are reported as the International Business segment.

	U.S. Business Q4/16	International Business Q4/16	Total Q4/16
Revenues:
Advisory fees	$48,345	$2,021	$50,366
Other income/(loss)	493	(61)	432

Total revenues	48,838	1,960	50,798
Expenses:
Compensation and benefits	15,798	2,568	18,366
Fund management and administration	8,611	1,435	10,046
Marketing and advertising	3,148	497	3,645
Sales and business development	3,046	135	3,181
Professional and consulting fees	1,118	339	1,457
Occupancy, communications and equipment	1,161	118	1,279
Depreciation and amortization	320	7	327
Third-party sharing arrangements	589	—	589
Goodwill impairment	—	1,676	1,676
Other	1,652	71	1,723

Total expenses	35,443	6,846	42,289

Income/(loss) before taxes	$13,395	$(4,886)	$8,509

Pre-tax margin	27.4%		16.8%

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,722	$210,070
Securities owned, at fair value	58,907	—
Securities held-to-maturity	3,994	—
Accounts receivable	17,668	27,576
Other current assets	3,901	2,899

Total current assets	177,192	240,545
Fixed assets, net	11,748	11,974
Securities held-to-maturity	18,502	23,689
Deferred tax asset, net	9,826	14,071
Investment	20,000	—
Goodwill	1,799	1,676
Intangible asset	9,953	—
Other noncurrent assets	747	738

Total assets	$249,767	$292,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$13,584	$12,971
Compensation and benefits payable	14,652	28,060
Income taxes payable	5,770	3,024
Acquisition payable	3,537	—
Securities sold, but not yet purchased, at fair value	1,248	—
Accounts payable and other liabilities	5,806	5,039

Total current liabilities	44,597	49,094
Other noncurrent liabilities:
Acquisition payable	—	3,942
Deferred rent payable	4,896	5,155

Total liabilities	49,493	58,191

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 136,475 and 138,415 at December 31, 2016 and December 31, 2015, respectively	1,365	1,384
Additional paid-in capital	223,669	257,960
Accumulated other comprehensive loss	(44)	(126)
Accumulated deficit	(24,716)	(24,716)

Total stockholders’ equity	200,274	234,502

Total liabilities and stockholders’ equity	$249,767	$292,693

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Twelve Months Ended
	Dec. 31, 2016	Dec. 31, 2015
Cash flows from operating activities:
Net income	$26,155	$80,052
Non-cash items included in net income:
Income tax expense	11,840	53,018
Depreciation and amortization	1,305	1,006
Stock-based compensation	14,892	10,900
Goodwill impairment	1,676	—
Deferred rent	(231)	(83)
Accretion to interest income and other	(47)	4
Changes in operating assets and liabilities:
Securities owned, at fair value	(1,556)	—
Accounts receivable	9,778	(9,321)
Other assets	(1,026)	(1,864)
Acquisition payable	(384)	2,185
Fund management and administration payable	9,636	2,978
Compensation and benefits payable	(13,089)	13,286
Income taxes payable	2,747	2,974
Securities sold, but not yet purchased, at fair value	1,249	—
Accounts payable and other liabilities	(8,034)	(24)

Net cash provided by operating activities	54,911	155,111

Cash flows from investing activities:
Purchase of fixed assets	(1,070)	(2,616)
Purchase of securities held-to-maturity	(15,502)	(14,467)
Purchase of securities available-for-sale	(63,619)	—
Purchase of investment	(20,000)	—
Proceeds from securities maturing or called prior to maturity	16,742	4,764
Proceeds from sales and maturities of securities available-for-sale	6,002	—
Acquisition less cash acquired	(11,818)	—

Net cash used in investing activities	(89,265)	(12,319)

Cash flows from financing activities:
Dividends paid	(43,660)	(78,540)
Shares repurchased	(39,379)	(24,116)
Proceeds from exercise of stock options	195	4,520

Net cash used in financing activities	(82,844)	(98,136)

(Decrease)/increase in cash flows due to changes in foreign exchange rate	(150)	130

Net (decrease)/increase in cash and cash equivalents	(117,348)	44,786
Cash and cash equivalents – beginning of period	210,070	165,284

Cash and cash equivalents – end of period	$92,722	$210,070

Supplemental disclosure of cash flow information:
Cash paid for taxes	$14,990	$1,262

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 30, 2015
U.S. LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	$37,704	$38,046	$53,047
Inflows/(outflows)	132	(2,380)	(2,601)
Market appreciation/(depreciation)	2,328	2,038	1,193

End of period assets	$40,164	$37,704	$51,639

Average assets during the period	$38,253	$38,710	$56,603
Revenue days	92	92	92
Number of ETFs – end of the period	94	93	86
ETF Industry and Market Share (in billions)
ETF industry net inflows	$127.8	$91.3	$90.8
WisdomTree market share of industry inflows	0.1%	n/a	n/a
Average ETF advisory fee during the period
Alternative strategy ETFs	0.77%	0.78%	0.94%
Emerging markets equity ETFs	0.70%	0.71%	0.71%
International developed equity ETFs	0.56%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.54%	0.54%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.46%	0.47%	0.51%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.50%	0.51%	0.52%

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	$647,497	$560,063	$431,259
Inflows/(outflows)	(38,214)	92,045	153,023
Market appreciation/(depreciation)	16,997	(4,611)	(146,348)

End of period assets	$626,280	$647,497	$437,934

Average assets during the period	$640,101	$575,248	$445,162
Average ETP advisory fee during the period	0.80%	0.82%	0.85%
Number of ETPs – end of the period	68	67	64
Total UCITS ETFs (in thousands)
Beginning of period assets	$371,307	$391,900	$264,452
Inflows/(outflows)	12,442	(58,908)	52,271
Market appreciation/(depreciation)	14,266	38,315	19,215

End of period assets	$398,015	$371,307	$335,938

Average assets during the period	$375,286	$434,767	$277,128
Average UCITS ETF advisory fee during the period	0.42%	0.44%	0.45%
Number of UCITS ETFs – end of the period	37	27	19
CANADIAN LISTED ETFs
Total ETFs (in thousands)
Beginning of period assets	$68,427	—	—
Inflows/(outflows)	3	$68,531 *	—
Market appreciation/(depreciation)	188	(104)	—

End of period assets	$68,618	68,427	—

Average assets during the period	$67,169	68,177	n/a
Average ETF advisory fee during the period	0.52%	0.52%	n/a
Number of ETFs – end of the period	6	6	n/a
U.S. Headcount	155	151	137
Non-U.S. Headcount	54	52	40

*	ETFs inception date July 14, 2016.

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage (U.S. Business segment). We disclose our gross margins and gross margin percentage for our U.S. Business segment separately from the start up stage of our international businesses (Europe and Canada) to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results. We disclose U.S. Business segment gross margin, which we define as U.S. total revenues less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, and U.S. Business segment gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of our products.

•	Operating results for the fourth quarter of 2016 excluding a $1.7 million goodwill impairment charge. We exclude this charge, which is not deductible for tax purposes, when analyzing our results as it is a one-time, non-recurring charge and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2016	2016[2]	2015
Gross Margin and Gross Margin Percentage (U.S. Business segment):
Total revenues	$48,838	$49,891	$75,020
Less: Fund management and administration	(8,611)	(8,866)	(9,647)
Less: Third-party sharing arrangements	(589)	(622)	(1,178)

U.S. Gross margin	$39,638	$40,403	$64,195

U.S. Gross margin percentage	81.2%	81.0%	85.6%

Q4/16
Adjusted net income and diluted earnings per share:
Net income, as reported	$2,477
Add back: Goodwill impairment	1,676

Adjusted net income	4,153
Weighted average common shares - diluted	135,373
Adjusted net income per share - diluted	$0.03
Adjusted pretax margin:
Income before income taxes	$8,509
Add back: Goodwill impairment	1,676

Adjusted income before income taxes	10,185
Total revenues	50,798
Adjusted pretax margin	20.1%